Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated January 21, 2005 included in Transcend Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 as well as the incorporation by reference of such report into the Company’s previously filed Registration Statements File Nos. 033-57072, 033-41361, 033-37685, 033-59115, 333-32587, 333-16213, 333-78777, 333-106454 and 333-106446.

/s/ Miller Ray Houser & Stewart LLP

Atlanta, Georgia

March 9, 2005